United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$343,720
Unrealized Gain (Loss) on Market Value of Futures	1,158,180
Dividend Income	300
Interest Income	260
ETF Transaction Fees	1,050
Total Income (Loss)	$1,503,510

Expenses
General Partner Management Fees	$18,345
Brokerage Commissions	729
NYMEX License Fee	367
Non-interested Directors' Fees and Expenses	342
Prepaid Insurance Expense	332
Other Expenses	16,182
Total Expenses	36,297
Expense Waiver	(12,513)
Net Expenses	$23,784
Net Income (Loss)	$1,479,726

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$28,777,607
Withdrawals (150,000 Shares)	(2,774,700)
Net Income (Loss)	1,479,726

Net Asset Value End of Month	$27,482,633
Net Asset Value Per Share (1,500,000 Shares)	$18.32

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612